Rurban Financial Corp. Announces 2011 First Quarter Results

DEFIANCE, Ohio, April 27, 2011 (GLOBE NEWSWIRE) -- Rurban Financial Corp. (Nasdaq: RBNF) ("Rurban" or the "Company"), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, and item processing services, reported net income of $11,000 for the first quarter of 2011, or $0.00 per diluted share, compared to a net loss of $848,000, or ($0.17) per diluted share, for the 2010 first quarter.

Consolidated reports for Rurban include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or the “Bank”) and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the first quarter of 2011, the Banking Group reported net income of $0.83 million compared with $0.54 million for the prior-year first quarter. RDSI reported a net loss of $0.19 million for the first quarter of 2011 compared with a net loss of $0.88 million for the first quarter of 2010. RDSI’s earnings from recurring operations were nearly breakeven for the year-ago quarter, excluding first quarter 2010 nonrecurring software impairment charges and write-offs of $1.3 million ($0.83 million after tax) associated with the planned but non-completed spin-off of RDSI.

Highlights of the 2011 first quarter:

•
RDSI’s revenue has stabilized after a year spent transitioning its former data processing clients to a new vendor. The majority of revenue is currently derived from thirty item processing clients serviced by RDSI’s DCM division which is an efficient, low-cost provider; in addition, RDSI provides data services to Rurban/State Bank, its single core processing client.

•
Substantial progress has been made at each subsidiary – State Bank and RDSI – to reduce expenses and enhance efficiencies. Excluding nonrecurring items, noninterest expense dropped by $3.4 million year-over-year. Approximately half of the savings was derived from a workforce reduction of 84 FTE employees, of which 79 were from RDSI, and the remaining five from State Bank.

•
Non-performing assets declined $3.0 million since March 31, 2010 and now stand at 1.99 percent of assets. Major improvements were derived from declines in residential real estate and commercial (“C&I”) non-performing loans, partially offset by an increase in commercial real estate (“CRE”) non-performing loans. The disposition this quarter of a major foreclosed property (“Other Real Estate Owned” or “OREO”) caused OREO to decline by $0.7 million; only $0.9 million of OREO remains on Rurban’s books at March 31, 2011.

•
First quarter is traditionally the slowest quarter of the year for residential mortgage sales. Still, mortgage banking activity remains a significant source of Rurban’s non-interest income. Net mortgage banking income, including gains on sale and loan fees, was $0.57 million for the 2011 first quarter, down 26.8 percent from the year-ago first quarter. The pace of refinancing activity is slowing compared to the year-earlier quarter; mortgage originations were $28.0 million, a decline of $2.4 million, or 7.1 percent, from the 2010 first quarter.

•
State Bank’s capital ratios have strengthened modestly over the past year, and ratios all remain in excess of the threshold for a well-capitalized bank. Capital ratios for the bank holding company have declined since the 2010 first quarter as a result of losses incurred during 2010 by RDSI, Rurban’s nonbank subsidiary. With write-offs completed at RDSI, Rurban’s ratios are beginning to strengthen.

Mark A. Klein, President and Chief Executive Officer of Rurban Financial Corp., commented, “With the majority of the issues relating to RDSI on their way to resolution, our team has been able to devote additional time and attention to a wider range of activities that are more profit- and efficiency-driven. Balance sheet growth remains a high priority and one of the most difficult to achieve in this banking environment. The diversification of our loan portfolio provides a wide range of lending opportunities, and we are selective in terms of matching the lender to the market. Although we don’t retain the vast majority of residential real estate loans, so the balance sheet impact is modest, our lenders in the Columbus market have been achieving record originations, even against local banks that have been in the market much longer than State Bank. We are also ramping up SBA lending and agriculture in specific markets where we believe we can fill a void. We are seeing more activity in our markets than in earlier quarters, and have a solid loan pipeline in place in varying stages of approval and closure.

“The nearly 20 percent improvement in asset quality we’ve achieved over the past year is beginning to contribute to performance enhancements throughout our organization in terms of lower credit administration costs and lower foregone interest income. But the most compelling aspect of the improving trend, particularly in the current quarter, is that we are seeing less deterioration within our loan portfolio, and as a consequence, fewer additions to delinquent and nonperforming status. As a result, we were able to reduce our loan loss provision with some confidence, and we are cautiously optimistic that this lower level of provision can be sustained.

“Our quest for efficiency enhancements continues. The $2.8 million reduction of RDSI expenses brought us nearly in line with RDSI’s current revenue base, and we are positive on a cash flow basis. On the banking side, we identified five positions in our operations area dedicated to reducing retail error rates and reviewing compliance with policies and procedures.  We implemented process improvements that eliminated the need for redundancy, and were able to reduce our staff by five without any loss of accuracy or compliance.

“Overall, we are moving ahead incrementally to build a more efficient and more profitable organization. The improvements are gradual but we see the opportunities for advancement more clearly every quarter. We are continuing to evolve into a more disciplined organization with the objectives of controlled growth, consistent profitability, and higher returns to shareholders.”

Consolidated Revenue

Total revenue, consisting of net interest income and noninterest income, was $7.7 million for the first quarter of 2011, a decline of $4.0 million, or 34.0 percent, from the $11.7 million generated during the 2010 first quarter. The majority of the $4.0 million decline in revenue year-over-year can be attributed to a $3.1 million drop in data service fees resulting from the loss of data processing business at RDSI.

Net interest income was $4.8 million, a decline of $71,000, or 1.4 percent, from the $4.9 million reported in the year earlier quarter; a 2.2 percent decline in average earning assets was partially offset by a three basis point improvement in the net interest margin, to 3.61 percent.

Noninterest income was $2.9 million for the 2011 first quarter compared to $6.8 million for the prior year period. Excluding $0.53 million of nonrecurring investment gains and recoveries from the 2010 quarter, noninterest income from operations declined by $3.4 million, or 54.0 percent, from the year-ago quarter, primarily from the $3.1 million decline in data service fees. Excluding data servicing fees, which are contributed by Rurban’s data services subsidiary, the remaining noninterest income is generated by the Banking Group. For the first quarter of 2011, noninterest income from banking operations was $1.95 million, a decline of $0.25 million, or 11.2 percent, from the 2010 first quarter’s recurring noninterest banking income of $2.2 million.

Fee income from wealth management, customer service, and mortgage banking activity accounts for over ninety percent of noninterest income from banking operations. Year over year, the modest growth in wealth management fee income has more than offset the modest decline in customer service fees. Wealth management fees generated by Reliance Financial Services, a division of State Bank, were $0.70 million for the first quarter of 2011, up $52,000 or 8.2 percent, from the year-ago quarter; assets under management grew 4.8 percent over the past twelve months, to $329 million. Customer service fees of $0.58 million for the current quarter were virtually unchanged from the prior-year first quarter.

Mortgage Banking Activity
($000s)	1Q 2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010
Mortgage originations	28,005	90,483	67,484	46,170	30,443
Mortgage sales	30,374	79,059	66,036	46,590	34,558
Mortgage servicing portfolio	341,600	328,435	276,298	244,329	226,007
Mortgage servicing rights – FV	3,316	3,190	2,042	2,140	2,137
Mortgage servicing revenue:
Loan servicing fees	212	191	133	130	154
Less: MSR amort. & impairment	71	(410)	592	185	32
Net loan servicing income	141	600	(460)	(54)	122
Plus: Gain on sale of mortgage	$425	$1,840	$1,436	$567	$651
Net mortgage banking income	$566	$2,440	$976	$513	$773

The recent surge in mortgage refinancings has provided Rurban with a sizable opportunity for diversification and growth of fee income. Following a record 2010 fourth quarter, origination activity moderated sharply in the first quarter of 2011; first quarter is traditionally the slowest quarter for real estate activity. State Bank originated $28.0 million of mortgage loans in the first quarter of 2011 compared to $30.4 million in the year-ago quarter, a decline of 8.0 percent. The Bank sold $30.4 million of mortgages into the secondary market during the first quarter of 2011, generating $0.43 million of gains. This compares to $34.6 million of mortgages sold in the 2010 first quarter and gains of $0.65 million. The 35.0 percent decline in gains from mortgage sales in 2011 reflect the combined impact of a 12.1 percent decline in mortgages sold and a 48 basis point, or 25.5 percent, decline in the first quarter 2011 spread to 1.40 percent, compared to the year-earlier quarter.

The majority of servicing is retained on loans originated by State Bank; the mortgage servicing portfolio grew over fifty percent during the past twelve months, up $115.6 million, to $341.6 million. Loan servicing fees, net of Mortgage Servicing Rights (“MSR”) amortization and impairment, were $0.14 million for the current quarter, up 15.8 percent from the $0.12 million in servicing fees generated in the prior-year first quarter.

Revenue derived from data service fees was $0.9 million in the first quarter of 2011 compared to $4.0 million for the prior-year first quarter, a decline of $3.1 million. Including fees of approximately $0.4 million per quarter paid by Rurban/State Bank to RDSI for data and item processing, RDSI reported revenues of $1.3 million and $4.4 million, respectively, in the first quarters of 2011 and 2010. The relationship with Rurban/ State Bank has been structured at the same markup that prevails for RDSI’s external clients, and it is anticipated RDSI will continue to provide data services to Rurban/State Bank going forward.

Data Services Fee Income
RDSI ($000)	1Q 2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010

Data Processing	298	374	991	1,277	2,468
Network Services	69	77	133	193	264
Payment Solutions	927	1,006	1,214	1,383	1,698
RDSI Revenue	$1,294	$1,459	$2,339	$2,853	$4,431
Less intercompany	(382)	(405)	(295)	(244)	(402)
Net Data Services Revenue	$912	$1,054	$2,044	$2,609	$4,029

The unsuccessful merger of RDSI and New Core contributed directly to the decline in total data services revenue, which had consisted of fee income from both data and item processing services. Following Rurban’s announcement in July 2010 of its decision to exit the data processing business, RDSI’s remaining external data processing clients were systematically deconverted. At year-end, only Rurban/State Bank remained as a client of RDSI utilizing the legacy ITI core processing system.

Since many of the data processing clients were multiple users of RDSI services, revenues from Network Services and Payment Solutions were also impacted, but to a lesser extent. RDSI’s DCM division, operating as Payment Solutions, currently provides item processing services to a stable customer base consisting of thirty community banks without ties to data processing. Rurban plans to continue item processing and network services as stand-alone RDSI offerings going forward.

Loan Loss Provision

The first quarter provision for loan losses was $0.5 million compared to $1.8 million and $1.4 million, respectively, for the linked and year-ago quarters. The lower provision reflects the improving quality of State Bank’s loan portfolio and slower migration of problem credits to non-performing status, as well as a recovering economy. As of March 31, 2011, the allowance for loan losses stood at $6.6 million, or 1.56 percent of total loans (excluding held-for-sale), compared to 1.57 percent of total loans for the linked quarter and 1.37 percent for the year-ago first quarter.

Consolidated Noninterest Expense

Noninterest expense for the first quarter of 2011 was $7.1 million compared to $11.8 million in the prior-year first quarter. Excluding nonrecurring expenses of $1.3 million in the 2010 first quarter relating to software and equipment impairments and write-offs, operating expenses decreased by $3.4 million year-over-year. The 84 FTE employee decline represents a workforce reduction of 27 percent during the course of the year, from 311 employees to 227 at March 31, 2011. Compensation expense declined $1.57 million, or 30.8 percent from the year-earlier level, accounting for approximately half of the total savings. The majority of expense reductions were derived from the downsizing of RDSI, including 79 of the 84 FTE workforce reduction. Savings at the Banking Group, by comparison, were concentrated in the area of credit improvement, primarily from reduced loan and OREO expense. As a percent of average assets, noninterest expense from recurring operations was 4.3 percent for the first quarter of 2011, a nearly 300 basis point improvement compared to the year-ago quarter.

Consolidated Balance Sheet

Total assets at March 31, 2011 were $655.0 million, down $18.8 million, or 2.8 percent, since the 2010 March quarter-end, and a decline of $5.3 million since 2010 year-end. Surplus liquidity from loan paydowns was invested in higher-yielding marketable securities and used to reduce higher-cost time deposits and borrowings as they matured. Rurban ended the first quarter 2011 with securities higher by $24.2 million, and loans lower by $29.0 million compared to the first quarter of 2010.

Total loans, including Held for Sale, net of unearned income, were $427.6 million as of March 31, 2011, down $9.0 million and $29.0 million, respectively, from the linked and year-ago quarters, a decline of 2.1 percent and 6.3 percent, respectively, primarily from a lower level of 1-4 family mortgages. Over the course of the past twelve months, the composition of State Bank’s loan portfolio has been stable and well-diversified; real estate-related loans consistently have accounted for approximately 64 percent of outstandings. The diversity of State Bank’s loan portfolio also serves to mitigate the impact of real-estate risk commonly found in community banks; CRE loans account for 36.3 percent of outstandings while construction and development loans (“C&D”) represent only 4.1 percent of total loans.

TOTAL LOANS
(including Held for Sale)
($000s)	Mar. 31 2011	Dec. 31 2010	Sept. 30 2010	June 30 2010	Mar 31 2010
C&D	17,658	16,177	15,310	12,997	12,746
Comm. RE – owner occ.	69,499	67,441	69,169	67,160	71,716
Comm. RE – investor	85,936	85,067	85,390	85,639	85,808
1-4 family mortgages	98,546	105,312	108,825	114,818	115,481
Real-estate related	$271,639	$273,997	$278,694	$280,614	$285,751
C&I	67,551	69,510	69,917	74,525	79,290
Agriculture	37,206	40,829	37,223	39,389	38,235
Consumer	48,038	49,334	49,577	50,611	49,054
Other	3,156	2,930	3,039	3,786	4,222
Total Loans	$427,590	$436,600	$438,450	$448,925	$456,552

Total deposits as of March 31, 2011 were $513.0 million, up $14.1 million, or 2.8 percent, since March 31, 2010. Transactional accounts grew $21.4 million year-over-year, primarily at the expense of Savings and NOW accounts, which declined $10.3 million. Core deposits currently comprise 58.0 percent of total deposits. Surplus deposits were applied to pay down $16.0 million of higher cost FHLB advances, and bolster liquidity through the addition of $24.2 million in short-term investments.

Asset Quality

($000)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
C&D	0	0	634	622	625
Farmland	87	0	56	0	2
HELOC	200	474	469	439	308
1-4 Family properties	3,466	3,379	3,419	3,420	4,730
CRE - Owner occ.	2,812	2,739	448	465	326
CRE – Investor owned	2,524	2,596	2,510	4,674	3,761
Total Real Estate-Related	$9,089	$9,188	$7,536	$9,620	$9,752
C&I	2,950	3,031	2,477	2,720	4,511
Consumer	82	64	94	61	136
Total Non-performing Loans	$12,121	$12,283	$10,107	$12,401	$14,399
OREO/OAO	924	1,538	1,947	1,651	1,616
Nonperforming Assets	$13,044	$13,822	$12,054	$14,052	$16,016

Rurban’s asset quality has improved over the past twelve months; nonperforming assets (“NPAs”) at March 31, 2011 were $13.0 million, down $3.0 million, or 18.6 percent, since March 31, 2010. During the recent first quarter, NPAs declined $0.78 million, or 5.6 percent, most notably from a $0.61 million reduction of foreclosed property, leaving only $0.92 million of OREO on Rurban’s books at March 31, 2011. At the 2011 first quarter-end, non-performing assets were 1.99 percent of assets compared to 2.38 percent at March 31, 2010.

Nonperforming loans declined $2.3 million since March 31, 2010. Except for a $2.5 million increase in owner-occupied real estate problem loans, progress has been well-distributed throughout the problem loan portfolio; C&D problem loans reduced to zero; 1-4 family mortgages reduced by $1.3 million; investor-owned CRE reduced by $1.2 million, and C&I problem loans reduced by $1.6 million. The $2.5 million addition to owner-occupied problem loans represents a group of loans to one borrower secured by a warehouse and personal assets.

Nonperforming Asset Reconciliation

($000)	1Q 2011	4Q 2010
Beginning Balance	$13,822	$12,054
Additions	1,076	4,590
Returns to performing status	(83)	(321)
Principal payments	(118)	24
Sale of OREO/OAO	(1,014)	(235)
Loan charge-offs	(639)	(1,591)
Valuation write-downs	-	(699)
Total	$13,044	$13,822

Several factors reflect Rurban’s improving asset quality this quarter, supporting the sharply lower loan loss provision. New additions to non-performing status were only $1.1 million compared to $4.6 million in the preceding quarter. Further, 30-89 day past due loans totaled $0.9 million, the lowest level in over five years. Lastly, there were no valuation write-downs this quarter. The $1.1 million of additions to non-performing status were more than offset by the $1.9 million decline from the combination of charge-offs, sales and improved performance.

Over the past twelve months, Rurban charged off $6.2 million of non-performing loans. This compares to a loan loss reserve of $6.6 million as of March 31, 2011, which currently provides 55.0 percent coverage of problem loans compared to 42.0 percent coverage at the year-ago quarter.

Capitalization

As of March 31, 2011, the capital ratios of Rurban’s banking subsidiary, State Bank, were all in excess of the regulatory thresholds for a “well-capitalized” institution. The Bank’s Tier I Leverage ratio was 7.24 percent of total assets, while the Total Risk-Based Capital ratio was 11.97 percent of risk-weighted assets. Holding company ratios are rebuilding after second and fourth quarter charge-offs at RDSI; the Total Risk-Based Capital ratio is estimated to increase 50 basis points to 11.50 percent from year-end 2010. Total shares outstanding as of the March 31, 2011 quarter-end were 4,861,779.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Ohio counties, one center in Indiana; and a loan production office in Franklin County, Ohio. The Bank offers a full-range of financial services for consumers and small businesses, including trust services, mortgage banking, commercial and agricultural lending. RDSI provides data and item processing services to community banks located primarily in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Rurban believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

Contact Information:
At Rurban Financial Corp.:
Anthony V. Cosentino, CFO
419-785-3663
Tony.Cosentino@thebank-sbt.com

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	March	December	March
	2011	2010	2010
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$38,090,470	$30,417,813	$37,404,242
Available-for-sale securities	131,052,629	132,762,058	106,855,099
Loans held for sale	5,423,901	9,055,268	12,469,633
Loans, net of unearned income	422,166,393	427,544,414	444,082,134
Allowance for loan losses	(6,593,279)	(6,715,397)	(6,075,126)
Premises and equipment, net	14,361,382	14,622,541	16,308,680
Purchased software	947,061	1,021,036	4,307,523
Federal Reserve and Federal Home Loan Bank Stock	3,748,250	3,748,250	3,748,250
Foreclosed assets held for sale, net	921,660	1,538,307	1,613,937
Accrued interest receivable	2,363,645	2,068,965	2,963,119
Goodwill	16,733,830	16,733,830	21,414,790
Core deposits and other intangibles	2,387,920	2,585,132	4,777,379
Cash value of life insurance	11,951,006	13,211,247	12,896,092
Mortgage Servicing Rights	3,316,228	3,190,389	2,136,535
Other assets	8,096,914	8,503,832	8,901,310

Total assets	$654,968,010	$660,287,685	$673,803,597

	March	December	March
	2011	2010	2010
	(Unaudited)		(Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$64,027,818	$62,745,906	$61,699,862
Interest bearing NOW	107,940,091	105,708,472	88,805,006
Savings	48,983,184	47,662,315	43,772,462
Money Market	77,481,943	84,635,537	93,022,350
Time Deposits	214,528,353	214,925,512	211,645,981
Total deposits	512,961,389	515,677,742	498,945,661

Notes payable	3,218,211	3,290,471	3,380,935
Advances from Federal Home Loan Bank	16,679,942	22,807,351	32,659,210
Repurchase Agreements	49,499,424	45,785,254	49,111,099
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	2,195,926	1,971,587	1,200,836
Other liabilities	3,528,328	4,111,182	7,031,313

Total liabilities	608,703,220	614,263,587	612,949,054

Shareholders' Equity
Common stock	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,258,113	15,235,206	15,229,669
Retained earnings	18,813,030	18,802,106	33,567,379
Accumulated other comprehensive income (loss)	1,394,375	1,187,514	1,258,223
Treasury stock	(1,769,311)	(1,769,311)	(1,769,311)

Total shareholders' equity	46,264,790	46,024,098	60,854,543

Total liabilities and shareholders' equity	$654,968,010	$660,287,685	$673,803,597

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATION - UNAUDITED

	Three Months Ended
	March 31
	2011	2010
Interest income
Loans
Taxable	$5,852,367	$6,411,582
Tax-exempt	11,494	18,915
Securities
Taxable	610,524	702,255
Tax-exempt	335,969	319,063
Other	83	31,448
Total interest income	6,810,437	7,483,263

Interest expense
Deposits	1,049,393	1,374,291
Other borrowings	24,629	38,083
Retail Repurchase Agreements	425,519	426,967
Federal Home Loan Bank advances	133,016	352,817
Trust preferred securities	344,578	386,624
Total interest expense	1,977,135	2,578,782

Net interest income	4,833,302	4,904,481

Provision for loan losses	498,840	1,391,433

Net interest income after provision for loan losses	4,334,462	3,513,048

Non-interest income
Data service fees	912,254	4,029,406
Trust fees	695,321	642,786
Customer service fees	580,942	587,401
Net gain on sales of loans	467,909	717,014
Net realized gain on sales of securities	-	451,474
Investment securities recoveries	-	73,774
Loan servicing fees	161,406	122,208
Gain (loss) on sale or disposal of assets	(100,209)	(28,652)
Other income	145,203	155,981
Total non-interest income	2,862,826	6,751,392

Non-interest expense
Salaries and employee benefits	3,530,106	5,103,540
Net occupancy expense	584,057	586,223
FDIC Insurance expense	317,639	218,903
Equipment expense	711,051	2,165,101
Software impairment expense	-	568,535
Data processing fees	143,744	194,786
Professional fees	473,536	642,810
Marketing expense	55,976	77,601
Printing and office supplies	76,148	161,102
Telephone and communication	156,640	386,206
Postage and delivery expense	344,309	570,433
State, local and other taxes	143,568	121,039
Employee expense	95,884	279,925
Other expenses	427,033	683,860
Total non-interest expense	7,059,691	11,760,064

Income (loss) before income tax expense	137,597	(1,495,624)
Income tax expense (benefit)	126,672	(647,686)

Net income (loss)	$10,925	$(847,938)

Earnings (loss) per common share:
Basic	$0.00	$(0.17)
Diluted	$0.00	$(0.17)

Rurban Financial Corp.
- The State Bank & Trust Company
First Quarter 2011 Results	RURBAN FINANCIAL CORP.
	CONSOLIDATED FINANCIAL HIGHLIGHTS
	(Unaudited)

	Quarterly
(dollars in thousands except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	2011	2010	2010	2010	2010
EARNINGS
Net interest income	$4,833	5,119	4,881	5,058	4,904
Provision for loan and lease loss	$499	1,799	899	6,499	1,391
Non-interest income	$2,863	5,007	4,535	4,526	6,750
Non-interest expense	$7,060	15,905	8,738	15,904	11,760
Pre-tax income (loss)	$138	(7,579)	(222)	(12,819)	(1,496)
Net income (loss)	$11	(6,584)	26	(8,207)	(848)
Basic earnings (loss) per share	$0.00	(1.36)	0.01	(1.69)	(0.17)
Diluted earnings (loss) per share	$0.00	(1.36)	0.01	(1.69)	(0.17)
Period-end common shares outstanding (000)	4,862	4,862	4,862	4,862	4,862

PERFORMANCE RATIOS
Return on average assets	0.01%	(3.83)%	0.02%	(4.92)%	(0.51)%
Return on average common equity	0.09%	(49.25)%	0.19%	(55.74)%	(5.49)%
Net interest margin (fully tax-equivalent)	3.61%	3.76%	3.66%	3.72%	3.58%
Non-interest expense / Average assets	4.27%	9.26%	5.26%	9.53%	7.10%
Full-time equivalent employees	227	242	257	270	311

CAPITAL
Period-ending equity to assets	7.06%	6.97%	7.94%	8.23%	9.03%
Total Risk-Based Capital ratio (Estimate)	11.50%	11.03%	11.63%	11.20%	12.93%
Book value per common share	$9.52	9.47	11.12	10.94	12.72
Cash dividend per share	$0.00	0.00	0.00	0.00	0.00
Market value per share — Period end	$3.03	3.97	3.18	4.04	6.80

ASSET QUALITY
Gross loan charge-offs	$639	1,591	1,583	2,680	2,480
Net loan charge-offs	$621	1,535	1,448	5,572	2,346
Net loan charge-offs to average loans	0.58%	1.41%	1.32%	4.94%	2.05%
Allowance for loan and lease losses	$6,593	6,715	6,451	7,001	6,075
Allowance for losses to total loans	1.56%	1.57%	1.52%	1.60%	1.37%
Nonperforming loans	$12,121	12,283	10,107	12,401	14,399
Other real estate and repossessed assets	$924	1,538	1,947	1,651	1,616
Nonperforming assets	$13,044	13,822	12,054	14,052	16,016
Nonperforming assets to total assets	1.99%	2.09%	1.77%	2.17%	2.38%
Allowance for loan losses to nonperforming Loans	55.1%	54.7%	63.8%	56.4%	42.2%

END OF PERIOD BALANCES
Loans and leases	$422,166	436,600	438,450	452,888	456,552
Total earning assets	$557,249	568,174	551,769	561,166	562,149
Total assets	$654,968	660,288	681,190	646,347	673,804
Deposits	$512,961	515,678	522,321	481,763	498,946
Stockholders' equity	$46,265	46,024	54,068	53,201	60,855

AVERAGE BALANCES
Loans and leases	$428,129	435,825	438,419	451,536	458,423
Total earning assets	$554,975	563,609	554,685	566,618	567,719
Total assets	$661,621	687,058	664,981	667,295	662,979
Deposits	$520,045	534,168	513,448	502,102	487,767
Stockholders' equity	$46,229	53,478	54,154	58,891	61,836

STATE BANK & TRUST PERFORMANCE RATIOS
Tier 1 Capital Ratio	7.24%	6.90%	7.06%	7.00%	7.30%
Total Risk-Based Capital Ratio	11.97%	11.69%	11.59%	11.18%	11.52%
Net Interest Margin	3.77%	3.87%	3.77%	4.00%	3.82%
Efficiency Ratio - (non-GAAP)	76.27%	71.85%	80.95%	81.97%	73.22%
Net charge-offs	$621	1,535	1,448	2,572	2,346

Rurban Financial Corp.
Segment Reporting
First Quarter Ended March 31, 2011
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$6,835	$-	$30	$(55)	$6,810

Interest Expense	1,608	79	345	(55)	1,977

Net Interest Income	5,227	(79)	(315)	-	4,833

Provision For Loan Loss	499	-	-	-	499

Non-interest Income	1,989	1,294	49	(469)	2,863

Non-interest Expense	5,661	1,507	361	(469)	7,060

Net Income QTD	$831	$(193)	$(627)	$-	$11

Performance Measures
Average Assets -QTD	$653,488	$8,335	$69,775	$(69,978)	$661,621

ROAA	0.51%	(9.26)%	-	-	0.01%

Average Equity - QTD	$66,580	$(869)	$46,229	$(65,711)	$46,229

ROAE	4.99%	N/M	-	-	0.09%

Efficiency Ratio - %	76.27%	120.76%	-	-	89.17%

Average Loans - QTD	$429,841	$-	$2,000	$(3,711)	$428,129

Average Deposits - QTD	$520,601	$-	$-	$(556)	$520,045

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - First Quarter 2011
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.

Revenue
1Q11	$7,217	1,214	(266)	(469)	7,696
4Q10	$9,469	1,372	(285)	(430)	10,126
3Q10	$7,841	2,236	(340)	(321)	9,416
2Q10	$7,563	2,625	(197)	(407)	9,584
1Q10	$8,029	4,338	(52)	(661)	11,654
1st Quarter Comparison	$(812)	(3,124)	(214)	192	(3,958)

Non-interest Expenses
1Q11	$5,661	1,507	361	(469)	7,060
4Q10	$7,079	8,778	478	(430)	15,905
3Q10	$6,393	2,318	348	(321)	8,738
2Q10	$6,457	9,576	278	(407)	15,904
1Q10	$6,029	5,669	730	(668)	11,760
1st Quarter Comparison	$(368)	(4,162)	(369)	199	(4,700)

Net Income (loss)
1Q11	$831	(193)	(627)	-	11
4Q10	$517	(6,602)	(499)	-	(6,584)
3Q10	$548	(54)	(468)	-	26
2Q10	$(1,479)	(6,446)	(282)	-	(8,207)
1Q10	$538	(879)	(507)	-	(848)
1st Quarter Comparison	$293	686	(120)	-	859

Average Assets
1Q11	$653,488	8,335	69,775	(69,978)	661,621
4Q10	$677,517	10,534	77,078	(78,071)	687,058
3Q10	$655,555	10,766	77,437	(78,777)	664,981
2Q10	$650,572	18,800	81,995	(84,071)	667,296
1Q10	$642,556	22,272	84,377	(86,226)	662,979
1st Quarter Comparison	$10,933	(13,937)	(14,601)	16,248	(1,358)

ROAA
1Q11	0.51%	(9.26)%	-	-	0.01%
4Q10	0.31%	(250.69)%	-	-	(3.83)%
3Q10	0.33%	(2.01)%	-	-	0.02%
2Q10	(0.91)%	(137.15)%	-	-	(4.92)%
1Q10	0.33%	(15.79)%	-	-	(0.51)%
1st Quarter Comparison	0.17%	6.52%	-	-	0.52%

Average Equity
1Q11	$66,580	(869)	46,229	(65,711)	46,229
4Q10	$67,505	5,512	53,478	(73,017)	53,478
3Q10	$67,430	5,876	54,154	(73,306)	54,154
2Q10	$67,370	10,492	58,891	(77,862)	58,891
1Q10	$67,701	13,045	61,836	(80,746)	61,836
1st Quarter Comparison	$(1,121)	(13,914)	(15,607)	15,035	(15,607)

ROAE
1Q11	4.99%	N/M	-	-	0.09%
4Q10	3.06%	(479.10)%	-	-	(49.25)%
3Q10	3.25%	(3.68)%	-	-	0.19%
2Q10	(8.78)%	(245.75)%	-	-	(55.74)%
1Q10	3.18%	(26.95)%	-	-	(5.49)%
1st Quarter Comparison	1.81%	N/M	-	-	5.58%

Efficiency Ratio
1Q11	76.27%	120.76%	-	-	89.17%
4Q10	71.85%	179.68%	-	-	155.09%
3Q10	80.95%	102.16%	-	-	91.24%
2Q10	81.97%	363.24%	-	-	161.01%
1Q10	73.22%	129.42%	-	-	99.06%
1st Quarter Comparison	3.05%	(8.66)%	-	-	(9.89)%